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                                                                    EXHIBIT 10.6

                                   (KCS LOGO)

                                KCS ENERGY, INC.
                     2001 EMPLOYEE AND DIRECTORS STOCK PLAN

                       NOTICE OF AMENDMENT OF OUTSTANDING
                       SUPPLEMENTAL STOCK OPTION AGREEMENT

     Participant: ______________________________________________________________

     Address: __________________________________________________________________

              __________________________________________________________________

     Total Option Shares: ____________

     Exercise Price Per Share: ____________

     Date of Grant: ____________

     Expiration Date: ____________

     Type of Stock Option: ____________

This is an amendment of the Stock Option Agreement (the "AGREEMENT") entered into between you ("Participant") and KCS Energy, Inc., which was previously granted to you on the Date of Grant designated above (the "Prior Agreement"). Your outstanding option to buy shares of common stock of KCS Energy, Inc. has been amended to change the Exercise Vesting Schedule and Term as follows:

EXERCISE VESTING SCHEDULE

Paragraph FOURTH is hereby amended, effective as of April 20, 2006, by adding a new Paragraph (g) to read as follows:

          (g) Upon the occurrence of an involuntary termination of Participant's employment with or service as a director of the Company or any Subsidiaries (other than for Cause) at any time within 12 months following a Change in Control, the Option shall become 100% vested and exercisable. For purposes of this Paragraph FOURTH:

          "Cause" means the occurrence of any of the following events: (i) the commission by Participant of an act of willful misconduct in any material respect including, but not limited to, the willful violation of any material law, rule, regulation or cease and desist order applicable to Participant or the Company (other than a law, rule or regulation relating to a minor traffic violation or similar offense), or an act which constitutes a breach of a fiduciary duty owed to the Company by Participant involving personal profit; (ii) the commission by Participant of an act of dishonesty relating to the performance of Participant's duties, habitual unexcused absence from work, willful failure to perform duties in any material respect (other than any such failure resulting from Participant's incapacity due to physical or mental illness or disability), or gross negligence in the performance of duties resulting in damage or injury to the Company, its reputation or goodwill (provided, however, that in the event of Participant's willful failure to perform duties in any material respect, Participant shall be provided with written notice of such event and shall be provided with a reasonable opportunity, and in no event more than thirty (30) days, to cure such failure to perform his duties); or
     (iii) any felony conviction of Participant or any conviction involving dishonesty, fraud or breach of trust (other than for a minor traffic violation or similar offense), whether or not in the line of duty.

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          "Change in Control" means the first to occur of any of the following events which occurs at any time after the Effective Date: (i) Any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an executive benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding securities; (ii) individuals who are members of the Board on the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement in replacement for a director who has died or become disabled and whose election was approved by a vote of at least a majority of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (iii) a merger or consolidation of the Company with any other corporation or other business entity, other than a merger or consolidation which would result in the combined voting power of the Company's securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) a sale or disposition by the Company of all or substantially all of the Company's assets.

TERM OF OPTION

Paragraph FOURTH is hereby amended, effective as of April 20, 2006, by revising Paragraph (e) in its entirety to read as follows:

          (e) Except as otherwise provided in this Paragraph FOURTH, if the Grantee shall cease to be an employee or a director of the Company or any Subsidiaries for any reason other than death, Total and Permanent Disability, Retirement or the occurrence of an involuntary termination of Participant's employment with or service as a director of the Company or any Subsidiaries (other than for Cause) at any time within 12 months following a Change in Control, this Option shall lapse immediately. In the event of the occurrence of an involuntary termination of Participant's employment with or service as a director of the Company or any Subsidiaries (other than for Cause) at any time within 12 months following a Change in Control, the Option may be exercised by Participant until the earlier of the expiration of the Option Period or, except as set forth below, the date that is three (3) months following the termination of the Participant's employment or service, and the Option shall thereafter terminate and cease to be exercisable.

AGREEMENT

By your acceptance of this Notice of Amendment, you and KCS Energy agree that this amended option is granted under and governed by the terms of the KCS Energy, Inc. 2001 Employee and Directors Stock Plan and the Prior Agreement which is incorporated herein by this reference. PLEASE READ SUCH PRIOR AGREEMENT IN CONJUNCTION WITH THIS NOTICE OF AMENDMENT.

                                        KCS ENERGY, INC.
                                        5555 San Felipe, Suite 1200,
                                        Houston, Texas 77056


                                        By: /s/ James Christmas
                                            ------------------------------------
                                            James Christmas, Chairman & Chief
                                            Executive Officer